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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 18, 1995, accompanying the consolidated financial statements and schedules of Countrywide Credit Industries, Inc. and Subsidiaries appearing in the Annual Report on Form 10-K for the year ended February 28, 1995, which is incorporated by reference in this Registration Statement and Prospectus. We consent to the incorporation by reference in the Registration Statement and Prospectus of the aforementioned report and to the use of our name as it appears under the caption "Experts."

GRANT THORNTON LLP

Los Angeles, California
May 23, 1995